Exhibit 99.2

DCT INDUSTRIAL

# SUPPLEMENTAL REPORTING PACKAGE

# 2017

## FOURTH QUARTER

Forward-Looking Statements
We make statements in this report that are considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions and includes statements regarding our anticipated yields. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and are including this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation:

•	national, international, regional and local economic conditions;

•	the general level of interest rates and the availability of capital;

•	the competitive environment in which we operate;

•	real estate risks, including fluctuations in real estate values and the general economic climate in local markets and competition for tenants in such markets;

•	decreased rental rates or increasing vacancy rates;

•	defaults on or non-renewal of leases by tenants;

•	acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;

•	the timing of acquisitions, dispositions and development;

•	natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;

•	energy costs;

•
the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;

•	financing risks, including the risk that our cash flows from operations may be insufficient to meet required payments of principal, interest and other commitments;

•	lack of or insufficient amounts of insurance;

•	litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;

•	the consequences of future terrorist attacks or civil unrest;

•	environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us; and

•	other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission.
In addition, our current and continuing qualification as a real estate investment trust, or REIT, involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, or the Code, and depends on our ability to meet the various requirements imposed by the Code through actual operating results, distribution levels and diversity of stock ownership.

Fourth Quarter 2017 Supplemental Reporting Package	Page 2

Consolidated Statements of Operations (unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
REVENUES:
Rental revenues	$108,512	$101,853	$423,026	$391,360
Institutional capital management and other fees	359	377	1,442	1,416
Total revenues	108,871	102,230	424,468	392,776

OPERATING EXPENSES:
Rental expenses	9,994	8,967	37,865	36,797
Real estate taxes	16,817	15,291	65,135	60,020
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
General and administrative	6,843	8,290	28,994	29,280
Impairment loss	283	—	283	—
Casualty gain	(4)	(475)	(274)	(2,753)
Total operating expenses	76,699	73,163	300,248	284,678
Operating income	32,172	29,067	124,220	108,098

OTHER INCOME (EXPENSE):
Equity in earnings of unconsolidated joint ventures, net	1,159	1,135	6,394	4,118
Gain on dispositions of real estate interests	7,468	6,843	47,126	49,895
Interest expense	(16,472)	(16,205)	(66,054)	(64,035)
Interest and other income (expense)	8	(30)	(5)	551
Impairment loss on land	—	—	(938)	—
Income tax expense and other taxes	(2,120)	(81)	(2,267)	(591)
Consolidated net income of DCT Industrial Trust Inc.	22,215	20,729	108,476	98,036
Net income attributable to noncontrolling interests	(1,095)	(1,038)	(4,982)	(4,976)
Net income attributable to common stockholders	21,120	19,691	103,494	93,060
Distributed and undistributed earnings allocated to participating securities	(183)	(172)	(665)	(669)
Adjusted net income attributable to common stockholders	$20,937	$19,519	$102,829	$92,391

NET EARNINGS PER COMMON SHARE:
Basic	$0.22	$0.21	$1.11	$1.03
Diluted	$0.22	$0.21	$1.11	$1.03

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	93,238	91,069	92,574	89,867
Diluted	93,338	91,185	92,688	89,982

Fourth Quarter 2017 Supplemental Reporting Package	Page 3

Consolidated Balance Sheets (unaudited, amounts in thousands)

	December 31, 2017	December 31, 2016
ASSETS:
Operating portfolio	$4,249,242	$4,123,130
Properties under development	280,492	161,381
Properties in pre-development	51,883	52,998
Properties under redevelopment	9,481	29,754
Value-add acquisitions	68,673	54,512
Land held	4,026	7,698
Total investment in properties	4,663,797	4,429,473
Less accumulated depreciation and amortization	(919,186)	(839,773)
Net investment in properties	3,744,611	3,589,700
Investments in and advances to unconsolidated joint ventures	72,231	95,606
Net investment in real estate	3,816,842	3,685,306
Cash and cash equivalents	10,522	10,286
Restricted cash	14,768	7,346
Straight-line rent and other receivables, net	80,119	79,889
Other assets, net	25,740	25,315
Assets held for sale	62,681	—
Total assets	$4,010,672	$3,808,142

LIABILITIES AND EQUITY:
Accounts payable and accrued expenses	$115,150	$93,097
Distributions payable	35,070	29,622
Tenant prepaids and security deposits	34,946	32,884
Other liabilities	34,172	37,403
Intangible lease liabilities, net	18,482	21,421
Line of credit	234,000	75,000
Senior unsecured notes	1,328,225	1,351,969
Mortgage notes	160,129	201,959
Liabilities related to assets held for sale	1,035	—
Total liabilities	1,961,209	1,843,355
Total stockholders’ equity	1,951,561	1,862,066
Noncontrolling interests	97,902	102,721
Total liabilities and equity	$4,010,672	$3,808,142

Fourth Quarter 2017 Supplemental Reporting Package	Page 4

Funds From Operations (FFO) (unaudited, amounts in thousands, except per share and unit data)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to FFO:
Net income attributable to common stockholders	$21,120	$19,691	$103,494	$93,060
Adjustments:
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
Equity in earnings of unconsolidated joint ventures, net	(1,159)	(1,135)	(6,394)	(4,118)
Equity in FFO of unconsolidated joint ventures(1)	2,905	2,946	12,304	10,267
Impairment loss on depreciable real estate	283	—	283	—
Gain on dispositions of real estate interests	(7,468)	(6,843)	(47,126)	(49,895)
Gain on dispositions of non-depreciable real estate	8	43	8	43
Noncontrolling interests in the above adjustments	(1,468)	(1,571)	(5,302)	(5,576)
FFO attributable to unitholders	2,018	2,144	8,453	8,930
FFO attributable to common stockholders and unitholders – basic and diluted(2)	59,005	56,365	233,965	214,045
Adjustments:
Impairment loss on land	—	—	938	—
Acquisition costs	—	524	13	1,084
Hedge ineffectiveness (non-cash)(3)	—	(867)	—	(414)
Tax Cuts and Jobs Act of 2017 impact	1,970	—	1,970	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$60,975	$56,022	$236,886	$214,715

FFO per common share and unit – basic	$0.61	$0.59	$2.42	$2.27
FFO per common share and unit – diluted	$0.61	$0.59	$2.42	$2.27

FFO, as adjusted, per common share and unit – basic	$0.63	$0.59	$2.45	$2.28
FFO, as adjusted, per common share and unit – diluted	$0.63	$0.59	$2.45	$2.27

FFO weighted average common shares and units outstanding:
Common shares for net earnings per share	93,238	91,069	92,574	89,867
Participating securities	512	569	504	563
Units	3,304	3,581	3,470	3,912
FFO weighted average common shares, participating securities and units outstanding – basic	97,054	95,219	96,548	94,342
Dilutive common stock equivalents	100	116	114	115
FFO weighted average common shares, participating securities and units outstanding – diluted	97,154	95,335	96,662	94,457

Reconciliation of net operating income (NOI) to FFO:
NOI(4)(5)	$81,701	$77,595	$320,026	$294,543
Adjustments:
Equity in FFO of unconsolidated joint ventures(1)	2,905	2,946	12,304	10,267
Institutional capital management and other fees	359	377	1,442	1,416
Gain on dispositions of non-depreciable real estate	8	43	8	43
Casualty gain	4	475	274	2,753
General and administrative expense	(6,843)	(8,290)	(28,994)	(29,280)
Impairment loss on land	—	—	(938)	—
Interest expense	(20,024)	(18,459)	(79,055)	(73,937)
Capitalized interest expense	3,552	2,254	13,001	9,902
Interest and other income (expense)	8	(30)	(5)	551
Income tax expense and other taxes	(2,120)	(81)	(2,267)	(591)
FFO attributable to noncontrolling interests	(545)	(465)	(1,831)	(1,622)
FFO attributable to common stockholders and unitholders – basic and diluted(2)	59,005	56,365	233,965	214,045
Adjustments:
Impairment loss on land	—	—	938	—
Acquisition costs	—	524	13	1,084
Hedge ineffectiveness (non-cash)(3)	—	(867)	—	(414)
Tax Cuts and Jobs Act of 2017 impact	1,970	—	1,970	—
FFO, as adjusted, attributable to common stockholders and unitholders – basic and diluted	$60,975	$56,022	$236,886	$214,715

(1)	Equity in FFO of unconsolidated joint ventures is determined as our share of FFO from each unconsolidated joint venture. See Definitions for additional information.

(2)	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

(3)	Effective as of January 1, 2017, the Company no longer separately records hedge ineffectiveness per the adoption of the Derivatives and Hedging accounting standard update (“ASU”) 2017-12.

(4)	See the reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(5)	Includes FFO from assets held for sale.

Fourth Quarter 2017 Supplemental Reporting Package	Page 5

Selected Financial Data (unaudited, amounts in thousands)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
NOI:
Rental revenues	$108,512	$101,853	$423,026	$391,360
Rental expenses and real estate taxes	(26,811)	(24,258)	(103,000)	(96,817)
NOI(1)	$81,701	$77,595	$320,026	$294,543

TOTAL CONSOLIDATED PROPERTIES:(2)
Square feet as of period end	67,206	66,228	67,206	66,228
Average occupancy	96.2%	95.3%	95.6%	94.5%
Occupancy as of period end	95.3%	95.6%	95.3%	95.6%

CONSOLIDATED OPERATING PORTFOLIO:(2) (3)
Square feet as of period end	65,114	63,701	65,114	63,701
Average occupancy	97.7%	97.5%	97.5%	96.3%
Occupancy as of period end	97.8%	98.0%	97.8%	98.0%

SUPPLEMENTAL CONSOLIDATED CASH FLOW AND OTHER INFORMATION:
Straight-line rent receivable (balance sheet)(2)	$75,060	$71,061	$75,060	$71,061
Straight-line rents – increase to revenue, net of related bad debt expense	$1,013	$4,263	$5,054	$20,659
Free rent	$1,910	$3,760	$7,923	$20,048
Revenue from lease terminations	$322	$8	$1,483	$909
Bad debt expense (recovery), excluding expense (recovery) related to straight-line rent receivable	$(12)	$(70)	$261	$201
Net amortization of (above)/below market rents – increase to revenue	$678	$731	$2,861	$2,881
Scheduled principal amortization	$1,668	$1,720	$6,539	$6,721
Capitalized interest	$3,552	$2,254	$13,001	$9,902
Non-cash interest expense	$1,521	$411	$5,702	$4,622
Stock-based compensation amortization	$1,468	$1,542	$6,020	$5,695
Capitalized indirect leasing costs(4)	$879	$779	$3,075	$3,260
NOI for properties sold during current quarter	$409	N/A	$2,096	N/A

CONSOLIDATED CAPITAL EXPENDITURES:
Development	$66,534	$31,319	$201,175	$190,793
Redevelopment	832	2,947	6,629	20,687
Due diligence	260	1,396	2,126	5,304
Casualty expenditures	290	16	355	1,158
Building and land improvements	2,371	3,109	15,014	13,117
Tenant improvements and leasing costs(4)	8,494	8,402	33,918	38,971
Total capital expenditures	$78,781	$47,189	$259,217	$270,030

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)	Includes assets held for sale.

(3)
Prior year amounts recasted to conform to changes to operating portfolio definition made as of Q1 2017, namely the addition of Value-Add Acquisitions are only considered in the operating portfolio upon stabilization.

(4)	Capitalized indirect leasing costs are included in “Tenant improvements and leasing costs”.

Fourth Quarter 2017 Supplemental Reporting Package	Page 6

Same-Store Portfolio Analysis (unaudited, amounts in thousands, except number of properties)

	For the Three Months Ended December 31,
Quarterly Same-Store Portfolio Analysis (Straight-Line Basis)(1)	2017	2016	Percentage Change
Number of properties	379	379
Square feet as of period end	61,411	61,411
Average occupancy	98.0%	97.7%	0.3%
Occupancy as of period end	98.0%	98.0%	0.0%

Rental revenues	$100,923	$97,012	4.0%
Less: revenue from lease terminations	(202)	(9)
Add: early termination straight-line rent adjustment	472	5
Rental revenues, excluding revenue from lease terminations	101,193	97,008	4.3%
Rental expenses and real estate taxes	(25,100)	(23,089)	8.7%
NOI, excluding revenue from lease terminations(2)	$76,093	$73,919	2.9%

Quarterly Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$99,985	$92,789	7.8%
Less: revenue from lease terminations	(202)	(9)
Add: early termination straight-line rent adjustment	472	5
Rental revenues, excluding revenue from lease terminations	100,255	92,785	8.1%
Rental expenses and real estate taxes	(25,262)	(23,083)	9.4%
Cash NOI, excluding revenue from lease terminations(2)	$74,993	$69,702	7.6%

	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
Annual Same-Store Portfolio Analysis (Straight-Line Basis)(3)	2017	2016	Percentage Change	2017	2016	Percentage Change
Number of properties	359	359		359	359
Square feet as of period end	55,934	55,934		55,934	55,934
Average occupancy	97.8%	97.6%	0.2%	97.4%	97.0%	0.4%
Occupancy as of period end	97.8%	97.9%	(0.1)%	97.8%	97.9%	(0.1)%

Rental revenues	$90,312	$87,606	3.1%	$355,392	$344,180	3.3%
Less: revenue from lease terminations	(202)	(9)		(1,364)	(323)
Add: early termination straight-line rent adjustment	472	5		1,191	155
Rental revenues, excluding revenue from lease terminations	90,582	87,602	3.4%	355,219	344,012	3.3%
Rental expenses and real estate taxes	(22,684)	(21,930)	3.4%	(88,056)	(87,171)	1.0%
NOI, excluding revenue from lease terminations(2)	$67,898	$65,672	3.4%	$267,163	$256,841	4.0%

Annual Same-Store Portfolio Analysis (Cash Basis)
Rental revenues	$89,804	$85,843	4.6%	$352,662	$332,264	6.1%
Less: revenue from lease terminations	(202)	(9)		(1,364)	(323)
Add: early termination straight-line rent adjustment	472	5		1,191	155
Rental revenues, excluding revenue from lease terminations	90,074	85,839	4.9%	352,489	332,096	6.1%
Rental expenses and real estate taxes	(22,846)	(21,924)	4.2%	(88,037)	(87,158)	1.0%
Cash NOI, excluding revenue from lease terminations(2)	$67,228	$63,915	5.2%	$264,452	$244,938	8.0%

(1)
Includes all consolidated stabilized acquisitions acquired before October 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to October 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Quarterly Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

(2)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(3)
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment. We consider NOI from our Annual Same-Store Portfolio to be a useful measure in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Fourth Quarter 2017 Supplemental Reporting Package	Page 7

Consolidated Leasing Activity (unaudited)

Leasing Statistics(1)

	Number of Leases Signed	Square Feet Signed	Cash Basis Rent Growth	Straight-Line Basis Rent Growth	Weighted Average Lease Term(2)	Turnover Costs(3)	Turnover Costs Per Square Foot(3)
FOURTH QUARTER 2017		(in thousands)			(in months)	(in thousands)
New	12	490	12.9%	23.8%	66	$3,989	$8.14
Renewal	24	1,496	3.6%	20.7%	52	2,842	1.90
Developments, redevelopments and value-add acquisitions	5	356	N/A	N/A	110	N/A	N/A
Total/Weighted Average	41	2,342	5.9%	21.5%	64	$6,831	$3.44
Weighted Average Retention(4)	84.8%

YEAR TO DATE 2017
New	79	3,256	11.7%	27.1%	63	$17,420	$5.35
Renewal	105	6,963	11.6%	29.1%	55	10,862	1.56
Developments, redevelopments and value-add acquisitions	22	2,405	N/A	N/A	71	N/A	N/A
Total/Weighted Average	206	12,624	11.6%	28.5%	60	$28,282	$2.76
Weighted Average Retention(4)	76.3%

(1)	Reflects leases executed during the periods presented. Excludes leases with a term shorter than one year.

(2)	Assumes no exercise of lease renewal options, if any.

(3)
The estimated tenant improvement and leasing costs associated with leases signed on developments, Redevelopments and Value-Add Acquisitions are already included in the total projected costs for those investments and are therefore excluded from the leasing statistics.

(4)	Excludes leases signed on developments, Redevelopments and Value-Add Acquisitions.

Fourth Quarter 2017 Supplemental Reporting Package	Page 8

Consolidated Lease Expirations (unaudited, amounts in thousands)

Lease Expirations for Consolidated Portfolio by Market(1)

	2018(2)		2019		2020
Markets	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)	Square Feet	Percentage of Total Square Feet(3)
Atlanta	735	9.5%	1,070	13.8%	1,295	16.7%
Baltimore/Washington D.C.	187	8.9%	435	20.6%	109	5.2%
Chicago	661	8.3%	938	11.8%	1,027	13.0%
Cincinnati	780	24.6%	544	17.1%	503	15.8%
Dallas	207	3.4%	906	14.9%	615	10.1%
Denver	153	14.9%	409	39.8%	144	14.0%
Houston	157	3.6%	341	7.8%	789	18.1%
Indianapolis	—	0.0%	140	16.6%	106	12.6%
Miami	199	12.8%	103	6.6%	257	16.5%
Nashville	—	0.0%	622	30.1%	—	0.0%
New Jersey	152	11.6%	50	3.8%	95	7.2%
Northern California	332	7.7%	1,866	43.1%	895	20.7%
Orlando	177	9.8%	353	19.6%	301	16.7%
Pennsylvania	713	24.6%	873	30.1%	779	26.9%
Phoenix	330	17.4%	211	11.1%	220	11.6%
Seattle	37	0.9%	226	5.6%	873	21.6%
Southern California	498	5.5%	848	9.4%	729	8.1%
Total	5,318	8.3%	9,935	15.5%	8,737	13.6%

Lease Expirations for Consolidated Portfolio Summarized(1)

Year	Square Feet Related to Expiring Leases	Annualized Base Rent of Expiring Leases(4)	Percentage of Total Annualized Base Rent
2018(2)	5,318	$26,578	7.4%
2019	9,935	47,166	13.1%
2020	8,737	47,332	13.2%
2021	11,209	64,837	18.1%
2022	9,084	51,259	14.3%
Thereafter	19,792	121,668	33.9%
Total occupied	64,075	$358,840	100.0%
Available or leased but not occupied	3,131
Total consolidated properties	67,206

(1)	Assumes no exercise of lease renewal options, if any.

(2)	Includes leases with an initial term of less than one year.

(3)	Percentage is based on consolidated occupied square feet as of December 31, 2017 in each market and in total.

(4)	Annualized base rent includes contractual rents in effect at the date of the lease expiration.

Fourth Quarter 2017 Supplemental Reporting Package	Page 9

Guidance (unaudited, dollar amounts in millions, except per share and unit data)

Guidance

	2018 Estimate
	Current Guidance
	Low	High	Notes
Net earnings per common share – diluted	$1.18	$1.28
FFO, as adjusted, per common share and unit – diluted	$2.52	$2.62

ASSUMPTIONS:
Operating Metrics:			Does not consider potential future acquisitions or dispositions.
Average consolidated operating occupancy	96.70%	97.70%
Annual Same-Store Portfolio:
NOI growth – cash basis	4.00%	5.00%	Assumed amounts exclude revenue from lease terminations.
NOI growth – straight-line basis	2.80%	3.80%	Assumed amounts exclude revenue from lease terminations.

Capital Deployment:
Development starts	$175	$275	Represents our total projected investment for construction projects projected to start in 2018.
Acquisitions	$50	$150	Excludes the acquisition of land.

Capital Funding:
Dispositions	$200	$300	Includes approximately $100 million closed in January 2018.
Equity issuance	$0	$100

General and administrative expense	$29.00	$30.50

Reconciliation of net earnings per share to FFO per common share and unit:
Net earnings per common share – diluted	$1.18	$1.28
Adjustments:
Gain on dispositions of real estate interests	(0.37)	(0.37)
Real estate related depreciation and amortization	1.73	1.73	Includes our proportionate share of real estate depreciation and amortization from unconsolidated joint ventures.
Noncontrolling interests in adjustments	(0.02)	(0.02)
FFO, as adjusted, per common share and unit – diluted	$2.52	$2.62	FFO as defined by the National Association of Real Estate Investment Trusts (NAREIT).

Fourth Quarter 2017 Supplemental Reporting Package	Page 10

Components of Net Asset Value (unaudited, amounts in thousands)

Cash Net Operating Income (Cash NOI)	For the Three Months Ended December 31, 2017
NOI(1)	$81,701
Less:
Revenue from lease terminations	(322)
Straight-line rents, net of related bad debt expense	(1,013)
Net amortization of above/(below) market rents	(678)
Cash NOI, excluding revenue from lease terminations(1)	79,688
Proportionate share of Cash NOI from unconsolidated joint ventures(2)	2,811
Proportionate share of Cash NOI relating to noncontrolling interests	(651)
Cash NOI attributable to common stockholders(1)	81,848
NOI adjustments to normalize Cash NOI:
Free rent(3)	1,433
Partial quarter adjustment for stabilized properties acquired(4)	—
Partial quarter adjustment for properties disposed(5)	(401)
Partial quarter adjustment for development properties stabilized(6)	1,269
Partial quarter adjustment for redevelopment properties stabilized(6)	—
Partial quarter adjustment for value-add acquisitions stabilized(6)	—
Development properties not stabilized(7)	(224)
Redevelopment properties not stabilized(7)	—
Value-add acquisitions not stabilized(7)	(90)
NOI adjustments, net	1,987
Proforma Cash NOI(1)	$83,835
Other income:
Institutional capital management and other fees	$359

Balance Sheet Items(8)	As of December 31, 2017
Other assets:
Cash, cash equivalents and restricted cash	$25,290
Other receivables, net	6,035
Other tangible assets, net(9)	23,764
DCT's proportionate share of other tangible assets related to unconsolidated joint ventures(10)	3,477
DCT's proportionate share of pre-development costs related to unconsolidated joint ventures(10)	10,436
Development properties at book value	280,492
Properties in pre-development at book value	51,883
Redevelopment properties at book value	9,481
Value-add acquisitions at book value	68,673
Land held at book value	4,026
Other assets	$483,557
Liabilities:
Line of credit, senior unsecured notes and mortgage notes(11)	$1,721,486
DCT's proportionate share of debt related to unconsolidated joint ventures(10)	51,902
Accounts payable, accrued expenses and distributions payable	150,639
Tenant prepaids and security deposits	35,549
Other tangible liabilities	3,434
Estimated cost to stabilize development, redevelopment and value-add acquisitions buildings	10,501
Liabilities	$1,973,511

Other information:(12)
Common shares outstanding at period end	93,707
Operating partnership units outstanding at period end	3,249

(1)	See reconciliation of non-GAAP financial measure to net income attributable to common stockholders in Definitions.

(2)
Amount is determined as our share of Cash NOI from unconsolidated joint ventures. Although we contributed 100% of the initial cash equity capital required by the SCLA venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. Our proportional share of profits and losses related to the SCLA and JP Morgan ventures during the quarter were approximately 76.7% and 20.0%, respectively.

(3)	Excludes approximately $0.5 million of free rent given during the quarter at properties associated with footnotes 4, 5, 6 and 7 below.

(4)	Reflects three months of expected Cash NOI for stabilized properties acquired during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(5)	Reflects actual Cash NOI recognized during the quarter for properties disposed of during the quarter.

(6)
Reflects three months of proforma Cash NOI for development, Redevelopment and Value-Add Acquisitions stabilized during the quarter, less actual Cash NOI recognized during the quarter related to these properties.

(7)	Reflects actual Cash NOI recognized during the quarter for development, Redevelopment and Value-Add Acquisitions not stabilized as of the end of the quarter.

(8)	Includes assets held for sale.

(9)	Excludes goodwill of approximately $0.9 million and deferred loan costs, net of amortization of approximately $1.2 million.

(10)	Amount is determined as our share of other tangible assets, pre-development costs and debt related to unconsolidated joint ventures, respectively. See Definitions for additional information.

(11)	Excludes $1.3 million of premiums, $6.6 million of noncontrolling interests' share of consolidated debt and $7.1 million of deferred loan costs, net of amortization.

(12)	Excludes 0.5 million of participating securities and 0.1 million of potentially dilutive securities.

Fourth Quarter 2017 Supplemental Reporting Package	Page 11

Property Overview (unaudited)

As of December 31, 2017

Markets	Number of Buildings	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent (2) (3)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
CONSOLIDATED OPERATING PORTFOLIO:(4)		(in thousands)			(in thousands)
Atlanta	36	7,895	11.7%	98.3%	$27,929	$3.60	8.7%
Baltimore/Washington D.C.	18	2,164	3.2%	97.6%	14,930	7.07	4.7%
Charlotte(5)	1	472	0.7%	100.0%	1,698	3.60	0.5%
Chicago	38	8,335	12.4%	95.1%	37,702	4.76	11.8%
Cincinnati	29	3,177	4.7%	100.0%	11,983	3.77	3.8%
Dallas	40	5,965	8.9%	100.0%	22,715	3.81	7.1%
Denver	7	969	1.4%	92.1%	4,670	5.23	1.5%
Houston	37	4,538	6.8%	95.8%	26,695	6.14	8.3%
Indianapolis	2	844	1.3%	100.0%	3,505	4.15	1.1%
Memphis(5)	2	1,385	2.1%	100.0%	2,804	2.02	0.9%
Miami(6)	11	1,442	2.0%	100.0%	11,857	8.22	3.7%
Nashville	4	2,064	3.1%	100.0%	7,044	3.41	2.2%
New Jersey	8	1,313	2.0%	100.0%	8,134	6.19	2.5%
Northern California	28	4,339	6.5%	99.7%	26,631	6.16	8.3%
Orlando	21	1,864	2.8%	96.6%	8,658	4.81	2.7%
Pennsylvania	13	3,038	4.5%	95.4%	14,241	4.91	4.5%
Phoenix	22	2,024	3.0%	93.9%	9,227	4.86	2.9%
Seattle	31	4,089	6.1%	98.7%	23,654	5.86	7.4%
Southern California(6)	50	9,197	13.7%	98.4%	54,831	6.06	17.1%
Total/weighted average – operating portfolio	398	65,114	96.9%	97.8%	318,908	5.01	99.7%

DEVELOPMENT PROPERTIES:
Chicago	2	307	0.5%	0.0%	—	—	0.0%
Dallas	2	383	0.6%	29.6%	428	3.78	0.1%
Denver	1	168	0.2%	0.0%	—	—	0.0%
Miami	1	136	0.2%	85.6%	—	—	0.0%
Total/weighted average – development properties	6	994	1.5%	23.1%	428	1.86	0.1%

REDEVELOPMENT PROPERTIES:
Orlando	1	121	0.2%	0.0%	—	—	0.0%
Total/weighted average – redevelopment properties	1	121	0.2%	0.0%	—	—	0.0%

VALUE-ADD ACQUISITIONS:
Chicago	1	787	1.1%	0.0%	—	—	0.0%
Denver	2	190	0.3%	70.6%	513	3.82	0.2%
Total/weighted average – value-add acquisitions	3	977	1.4%	13.7%	513	3.82	0.2%

Total/weighted average – consolidated properties	408	67,206	100.0%	95.3%	$319,849	$4.99	100.0%

See footnotes on next page.

Fourth Quarter 2017 Supplemental Reporting Package	Page 12

Property Overview (continued)

As of December 31, 2017

Markets	Number of Buildings	Percentage Owned(7)	Square Feet	Percentage of Total Square Feet	Occupancy Percentage(1)	Annualized Base Rent(2)	Annualized Base Rent per Occupied Square Foot	Percentage of Total Annualized Base Rent
UNCONSOLIDATED JOINT VENTURES:(8)			(in thousands)			(in thousands)
OPERATING PORTFOLIO IN UNCONSOLIDATED JOINT VENTURE:
Southern California Logistics Airport(9)	8	50.0%	2,975	39.2%	99.9%	$11,728	$3.95	38.7%
Total/weighted average – unconsolidated operating portfolio	8	50.0%	2,975	39.2%	99.9%	11,728	3.95	38.7%

OPERATING PORTFOLIO IN CO-INVESTMENT VENTURE:
Chicago	2	20.0%	1,033	13.6%	94.1%	4,145	4.26	13.7%
Cincinnati	1	20.0%	543	7.2%	100.0%	2,189	4.03	7.2%
Dallas	1	20.0%	540	7.1%	100.0%	1,839	3.40	6.1%
Denver	5	20.0%	773	10.2%	100.0%	4,347	5.63	14.3%
Nashville	2	20.0%	1,020	13.5%	100.0%	2,981	2.92	9.8%
Orlando	2	20.0%	696	9.2%	91.4%	3,098	4.87	10.2%
Total/weighted average – co-investment operating properties	13	20.0%	4,605	60.8%	97.4%	18,599	4.15	61.3%
Total/weighted average – unconsolidated portfolio	21	31.8%	7,580	100.0%	98.4%	$30,327	$4.07	100.0%

(1)	Based on leases commenced as of December 31, 2017.

(2)	Annualized base rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of December 31, 2017, multiplied by 12.

(3)
Excludes total annualized base rent associated with tenants currently in free rent periods of $6.1 million, which excludes free rent related to developments, Redevelopments and Value-Add Acquisitions not stabilized during the three months ended December 31, 2017, based on the first month of cash base rent.

(4)	Includes assets held for sale.

(5)	The company exited the Charlotte and Memphis markets upon the disposition of its remaining properties in January 2018.

(6)	As of December 31, 2017, our ownership interest in the Miami and Southern California properties was 99.6% and 95.4%, respectively, based on equity ownership weighted by square feet.

(7)	Percentage owned is based on equity ownership weighted by square feet.

(8)	See Definitions for additional information.

(9)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

Fourth Quarter 2017 Supplemental Reporting Package	Page 13

Development Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of December 31, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q4-2017	Cumulative Costs at 12/31/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Development Activities:
Stabilized in Q4 2017
DCT North Satellite Distribution Center	Atlanta	47	1	549	100%	$639	$29,499	$30,674	Q4-2016	83%
DCT Central Avenue	Chicago	54	1	190	100%	8,029	69,744	69,796	Q4-2017	100%
DCT Waters Ridge	Dallas	18	1	347	100%	475	21,711	21,788	Q4-2016	100%
DCT White River Corporate Center North	Seattle	13	1	251	100%	369	20,759	21,380	Q4-2016	100%
	Total	132	4	1,337	100%	$9,512	$141,713	$143,638		93%
Projected Stabilized Yield(4)		8.2%

Development Projects in Lease-Up
DCT Stockyards Industrial Center	Chicago	10	1	167	100%	$531	$13,924	$16,437	Q4-2017	0%
DCT Greenwood	Chicago	8	1	140	100%	1,364	9,769	11,612	Q4-2017	0%
DCT DFW Trade Center	Dallas	10	1	113	100%	366	8,288	9,790	Q3-2017	48%
DCT Miller Road	Dallas	17	1	270	100%	1,289	15,566	15,743	Q3-2017	73%
DCT Summit Distribution Center	Denver	12	1	168	100%	1,934	11,783	13,844	Q4-2017	0%
DCT Commerce Center Building C	Miami	8	1	136	100%	393	15,956	16,010	Q2-2017	100%
	Total	65	6	994	100%	$5,877	$75,286	$83,436		39%

Development Projects Under Construction
DCT RiverWest Distribution Center Phase II	Atlanta	60	1	926	100%	$4,868	$4,868	$46,878	Q4-2018	0%
DCT Terrapin Commerce Center Building I	Baltimore/Washington D.C.	13	1	126	100%	3,453	8,889	14,718	Q2-2018	0%
DCT Terrapin Commerce Center Building II	Baltimore/Washington D.C.	10	1	94	100%	2,352	6,058	10,870	Q2-2018	0%
2560 White Oak Expansion	Chicago	4	0	54	100%	413	1,369	5,014	Q3-2018	100%
DCT Freeport West Building II	Dallas	7	1	111	100%	543	2,098	10,496	Q3-2018	0%
DCT Freeport West Building III	Dallas	6	1	83	100%	338	1,506	7,962	Q3-2018	0%
DCT Rail Center 225, B	Houston	13	1	222	100%	2,436	6,494	15,612	Q2-2018	100%
DCT PetroPort Industrial Park Building I	Houston	12	1	89	100%	1,923	3,208	6,030	Q2-2018	100%
DCT PetroPort Industrial Park Building II	Houston	23	1	163	100%	4,153	6,427	10,129	Q2-2018	100%
DCT Commerce Center Building D	Miami	8	1	137	100%	1,338	12,528	15,913	Q1-2018	0%
DCT Commerce Center Building E	Miami	10	1	162	100%	2,493	18,586	19,894	Q1-2018	83%
Seneca Commerce Center Building I	Miami	13	1	222	90%	3,275	11,667	22,089	Q2-2018	0%
Seneca Commerce Center Building IV	Miami	4	1	62	90%	421	3,777	8,271	Q3-2018	0%
DCT Midline Commerce Center	New Jersey	34	1	440	100%	6,096	18,171	35,961	Q3-2018	0%
DCT Arbor Avenue	Northern California	40	1	796	100%	4,026	43,406	53,321	Q1-2018	0%
DCT Williams Corporate Center	Northern California	4	1	75	100%	2,575	8,828	14,211	Q1-2018	0%
DCT Rockline Commerce Center Building I	Pennsylvania	8	1	112	100%	3,320	6,364	9,263	Q2-2018	0%
DCT Rockline Commerce Center Building II	Pennsylvania	17	1	224	100%	2,469	8,180	18,077	Q2-2018	0%
Blair Logistics Center Building A	Seattle	27	1	543	100%	5,397	23,983	49,786	Q3-2018	0%
Hudson Distribution Center	Seattle	15	1	288	100%	1,606	8,799	29,824	Q3-2018	0%
	Total	328	19	4,929	99%	$53,495	$205,206	$404,319		13%

Total Development Projects in Lease-Up and Under Construction		393	25	5,923	100%	$59,372	$280,492	$487,755		18%

Leased Pre-Development
DCT Conewago Commerce Center(5)	Pennsylvania	8	1	100	0%	$—	$—	$7,663	TBD	100%
Total Projects Under Development		401	26	6,023	98%	$59,372	$280,492	$495,418		19%
Projected Stabilized Yield – Projects Under Development(4)		6.8%

Pre-Development
DCT RiverWest Distribution Center Phase III	Atlanta	88			100%	$5,012	$5,012
Seneca Commerce Center Buildings II and III	Miami	22			90%	253	5,473
DCT Airport Distribution Center Buildings E, F and G	Orlando	23			100%	71	5,507
Blair Logistics Center Building B and Storage Yard	Seattle	26			100%	247	17,068
DCT 167 Landing Buildings A and B	Seattle	17			100%	361	6,585
DCT Monster Road Distribution Center	Seattle	10			100%	9,205	9,205
DCT Jurupa Logistics Center II	Southern California	5			100%	104	3,033
	Total	191				$15,253	$51,883

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

(5)
100% pre-lease executed by DCT for build-to-suit property with the development land acquisition expected to close in 2018. The land is under contract but is not included in our Consolidated Balance Sheets as of December 31, 2017.

Fourth Quarter 2017 Supplemental Reporting Package	Page 14

Redevelopment Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of December 31, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q4-2017	Cumulative Costs at 12/31/2017	Projected Investment	Completion Date(2)	Percentage Leased(3)
Consolidated Redevelopment Activities:
Redevelopment Projects Under Construction
6550 Hazeltine National Drive	Orlando	7	1	121	100%	$234	$9,481	$10,675	Q2-2018	0%
Projected Stabilized Yield – Projects Under Redevelopment(4)		6.2%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	The completion date represents the date of building shell-construction completion or estimated date of shell-construction completion.

(3)	Percentage leased is computed as of the press release date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Fourth Quarter 2017 Supplemental Reporting Package	Page 15

Value-Add Acquisitions Overview (unaudited, amounts in thousands, except acres and number of buildings)

As of December 31, 2017

						Cost Incurred
Project	Market	Acres	Number of Buildings	Square Feet	Percentage Owned(1)	Q4-2017	Cumulative Costs at 12/31/2017	Projected Investment	Acquisition Date	Percentage Leased(2)
Consolidated Value-Add Acquisitions Activities:
Value-Add Acquisitions in Lease-Up
1101 W. Airport Road	Chicago	47	1	787	100%	$47,566	$47,566	$55,213	Q4-2017	0%
17801 East 40th Avenue(3)	Denver	4	1	44	100%	9	5,318	5,549	Q2-2017	100%
10000 East 45th Avenue	Denver	7	1	146	100%	126	15,789	16,487	Q4-2016	62%
Total Value-Add Acquisitions in Lease-Up		58	3	977	100%	$47,701	$68,673	$77,249		14%
Projected Stabilized Yield – Value-Add Acquisitions in Lease-Up(4)		6.1%

(1)	Percentage owned is based on equity ownership weighted by square feet.

(2)	Percentage leased is computed as of the press release date.

(3)	Percentage leased includes a 44,000 square foot lease known move-out expected to occur within 24 months of the acquisition date.

(4)	Yield computed on a GAAP basis including rents on a straight-line basis.

Fourth Quarter 2017 Supplemental Reporting Package	Page 16

Acquisition and Disposition Summary (unaudited)

For the Twelve Months Ended December 31, 2017

Month	Property Name	Acquisition Type	Market	Size	Occupancy at Acquisition/Disposition	Occupancy at December 31, 2017
BUILDING ACQUISITIONS:				(buildings in sq. ft.)
April	17801 East 40th Avenue	Value-Add Acquisition(1)	Denver	44,000	100.0%	100.0%
June	3536 Arden Road	Stabilized	No. California	73,000	100.0%	100.0%
August	3454 East Miraloma Avenue	Stabilized	So. California	300,000	100.0%	100.0%
August	6550 Hazeltine National Drive	Redevelopment Acquisition(2)	Orlando	121,000	0.0%	0.0%
December	1101 W. Airport Road	Value-Add Acquisition(1)	Chicago	787,000	0.0%	0.0%
Total YTD Purchase Price – $129.0 million				1,325,000	31.5%	31.5%

LAND ACQUISITIONS:
February	DCT Airport Distribution Center Building G	Pre-Development	Orlando	11.6 acres
February	DCT Williams Corporate Center	Pre-Development	No. California	3.6 acres
March	DCT Rail Center 225, B	Pre-Development	Houston	13.2 acres
May	DCT Freeport West Buildings II and III	Pre-Development	Dallas	12.9 acres
May	DCT Rockline Commerce Center Buildings I and II	Pre-Development	Pennsylvania	25.1 acres
June	DCT PetroPort Industrial Park Buildings I and II	Pre-Development	Houston	35.0 acres
July	DCT Hudson Distribution Center	Pre-Development	Seattle	15.1 acres
August	DCT Midline Commerce Center	Pre-Development	New Jersey	33.7 acres
September	DCT 167 Landing Buildings A and B	Pre-Development	Seattle	36.8 acres
October	DCT Monster Road Distribution Center	Pre-Development	Seattle	9.6 acres
December	DCT RiverWest Distribution Center Phase II	Pre-Development	Atlanta	60.1 acres
December	DCT RiverWest Distribution Center Phase III	Pre-Development	Atlanta	87.6 acres
Total YTD Land Purchase Price – $57.0 million				344.3 acres

BUILDING DISPOSITIONS:
Consolidated Properties
April	6940 San Tomas Road		Baltimore/Washington D.C.	144,000	100.0%
June	4701 Creek Road		Cincinnati	66,000	88.6%
June	101 N. 103rd and 104th Avenue (2 buildings)		Phoenix	558,000	100.0%
July	161 South Vasco Road		No. California	96,000	100.0%
August	7101 Intermodal Drive		Louisville(4)	300,000	100.0%
October	4030 Pike Lane		No. California	14,000	100.0%
November	4041 Pike Lane		No. California	26,000	100.0%
November	7307 Harl Street		Phoenix	36,000	100.0%
December	8880 N.W. 20th Street		Miami	49,000	95.0%
December	1101 N. Great Southwest		Dallas	50,000	100.0%
December	7730 American Way		Orlando	193,000	100.0%
Total YTD Sales Price – $115.3 million				1,532,000	99.3%

Unconsolidated Joint Ventures
June	TRT – Riverport Portfolio (3 buildings)		Louisville	609,000	100.0%
Total YTD Sales Price – $2.7 million(3)				609,000	100.0%

(1)	See Definitions and Value-Add Acquisitions Overview for additional information.

(2)	See Definitions and Redevelopment Overview for additional information.

(3)	The sales price reflects our share of gross proceeds from the property sold by the unconsolidated joint venture.

(4)	The company exited the Louisville market upon the disposition of this property.

Fourth Quarter 2017 Supplemental Reporting Package	Page 17

Indebtedness (unaudited, dollar amounts in thousands)

As of December 31, 2017

Description	Stated Interest Rate	Effective Interest Rate(1)	Maturity Date	Balance as of December 31, 2017
SENIOR UNSECURED NOTES:
2018 Notes, fixed rate	5.62%	5.62%	June & August 2018	$81,500
2019 Notes, fixed rate	4.97%	4.97%	August 2019	46,000
2020 Notes, fixed rate	5.43%	5.43%	April 2020	50,000
2021 Notes, fixed rate	6.70%	6.70%	June & August 2021	92,500
2022 Notes, fixed rate	4.61%	7.13%	August & September 2022	130,000
2023 Notes, fixed rate	4.60%	4.75%	August & October 2023	360,000
2024 Notes, fixed rate	3.75%	3.75%	August 2024	80,000
2026 Notes, fixed rate	3.92%	3.92%	August 2026	90,000
2028 Notes, fixed rate	4.02%	4.02%	August 2028	80,000
Premiums, net of amortization				50
Deferred loan costs, net of amortization				(4,408)
				1,005,642
MORTGAGE NOTES:
Fixed rate secured debt	5.92%	5.84%	October 2018 – August 2025	159,131
Premiums, net of amortization				1,240
Deferred loan costs, net of amortization				(242)
				160,129
BANK UNSECURED CREDIT FACILITIES:
Senior unsecured revolving credit facility(2)	2.49%	2.49%	April 2019	234,000
2020 Notes, variable rate(3)	2.59%	2.59%	April 2020	125,000
2022 Notes, fixed rate(4)	3.31%	3.31%	December 2022	200,000
Deferred loan costs, net of amortization				(2,417)
				556,583

Total carrying value of consolidated debt				$1,722,354

Fixed rate debt	4.68%	4.95%		79%
Variable rate debt	2.53%	2.53%		21%
Weighted average interest rate	4.24%	4.45%		100%

DCT PROPORTIONATE SHARE OF UNCONSOLIDATED JOINT VENTURE DEBT(5)
Stirling Capital Investments (SCLA)	4.06%	4.06%		$51,902

Scheduled Principal Payments of Debt as of December 31, 2017 (excluding premiums, discounts and deferred loan costs)

Year	Senior Unsecured Notes	Mortgage Notes	Bank Unsecured Credit Facilities	Total
2018	$81,500	$6,747	$—	$88,247
2019	46,000	51,344	234,000	331,344
2020	50,000	71,933	125,000	246,933
2021	92,500	18,436	—	110,936
2022	130,000	3,116	200,000	333,116
2023	360,000	6,366	—	366,366
2024	80,000	739	—	80,739
2025	—	450	—	450
2026	90,000	—	—	90,000
2027	—	—	—	—
Thereafter	80,000	—	—	80,000
Total	$1,010,000	$159,131	$559,000	$1,728,131

(1)	Effective interest rate includes direct hedging costs (excludes hedge ineffectiveness) and mark-to-market adjustments.

(2)
The $400.0 million senior unsecured revolving credit facility matures April 8, 2019 and bears interest at a variable rate equal to LIBOR, plus a margin of between 0.875% to 1.55% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.55% per annum, depending on our public debt credit rating. There was $164.1 million available under the senior unsecured revolving credit facility, net of two letters of credit totaling $1.9 million as of December 31, 2017.

(3)
The senior unsecured $125.0 million term loan matures April 8, 2020 and bears interest at a variable rate equal to LIBOR, plus a margin, depending on our public debt credit rating, of between 0.90% to 1.75% per annum or, at our election, an alternate base rate plus a margin of between 0.00% to 0.75% per annum.

(4)
The senior unsecured $200.0 million term loan matures December 10, 2022 and bears interest at a variable rate equal to LIBOR, plus a margin, based on our public debt credit rating. On December 11, 2015, we entered into a pay-fixed, receive-floating interest rate swap which effectively fixed LIBOR at 1.71% for the term of the loan. During December 2017, we amended the senior unsecured term loan, lowering our margin from between 1.45% and 2.40% to between 0.90% and 1.75% per annum effective January 1, 2018. Based on our current public debt credit rating, this will result in a fixed rate of 2.81% beginning on that date.

(5)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50. See Definitions for additional information.

Fourth Quarter 2017 Supplemental Reporting Package	Page 18

Capitalization, Dividend Yield and Fixed Charge Coverage Ratio (unaudited, amounts in thousands, except per share data)

Capitalization at December 31, 2017

Description	Shares or Units(1)	Share Price	Market Value

Common shares outstanding	93,707	$58.78	$5,508,097
Operating partnership units outstanding(2)	3,249	$58.78	190,976
Total equity market capitalization			5,699,073

Consolidated debt, excluding deferred loan costs of $7.1 million			1,729,421
Less: Noncontrolling interests’ share of consolidated debt(3)			(6,645)
Proportionate share of debt related to unconsolidated joint ventures(4)			51,902
DCT share of total debt			1,774,678
Total market capitalization			$7,473,751

DCT share of total debt to total market capitalization			23.7%

Common Stock Dividend Yield

	For the Three Months Ended
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Dividend declared per common share	$0.36	$0.31	$0.31	$0.31	$0.31
Price per share	$58.78	$57.92	$53.44	$48.12	$47.88
Dividend yield – annualized	2.4%	2.1%	2.3%	2.6%	2.6%

Fixed Charge Coverage Ratio

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Net income attributable to common stockholders	$21,120	$19,691	$103,494	$93,060
Interest expense	16,472	16,205	66,054	64,035
Proportionate share of interest expense from unconsolidated joint ventures(4)	448	273	1,428	1,100
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
Proportionate share of real estate related depreciation and amortization from unconsolidated joint ventures(4)	1,262	1,205	4,977	4,500
Income tax expense and other taxes	2,120	81	2,267	591
Impairment loss on land	—	—	938	—
Stock-based compensation	1,468	1,542	6,020	5,695
Noncontrolling interests	1,095	1,038	4,982	4,976
Non-FFO gain on dispositions of real estate interests	(7,460)	(6,800)	(47,118)	(49,852)
Impairment loss	283	—	283	—
Adjusted EBITDA	$79,574	$74,325	$311,570	$285,439

CALCULATION OF FIXED CHARGES:
Interest expense	$16,472	$16,205	$66,054	$64,035
Capitalized interest	3,552	2,254	13,001	9,902
Amortization of loan costs and debt premium/discount	(498)	(255)	(1,609)	(942)
Other non-cash interest expense	(1,023)	(156)	(4,093)	(3,680)
Proportionate share of interest expense from unconsolidated joint ventures(4)	448	273	1,428	1,100
Total fixed charges	$18,951	$18,321	$74,781	$70,415

Fixed charge coverage ratio	4.2x	4.1x	4.2x	4.1x

(1)	Excludes 0.4 million of unvested Long-Term Incentive Plan Units, 0.1 million shares of unvested Restricted Stock and 0.1 million Phantom Shares outstanding as of December 31, 2017.

(2)	Operating partnership unit per share price is based on the per share closing price of DCT's common stock.

(3)	Amount includes the portion of consolidated debt related to properties in which there are noncontrolling ownership interests.

(4)	Amounts are determined based on our ownership share of such amounts from the unconsolidated joint ventures. See Definitions for additional information.

Fourth Quarter 2017 Supplemental Reporting Package	Page 19

Debt Covenants and Credit Ratings (unaudited)

Debt Covenant Summary as of December 31, 2017

Senior Unsecured Notes(1)	Covenant	Actual Ratio
Leverage ratio	< 55%	36.6%
Fixed charge coverage ratio	> 1.5 x	3.82 x
Secured debt leverage ratio	< 45%	5.3%
Unencumbered assets to unsecured debt	> 1.67 x	2.65 x

Bank Unsecured Credit Facilities(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	31.7%
Fixed charge coverage ratio	> 1.5 x	3.88 x
Secured debt leverage ratio	< 35%	3.7%

Bond Indentures(1)	Covenant	Actual Ratio
Leverage ratio	< 60%	35.4%
Fixed charge coverage ratio	> 1.5 x	4.06 x
Secured debt leverage ratio	< 40%	3.3%
Unencumbered assets to unsecured debt	> 1.50 x	2.74 x

Credit Ratings

Agency	Rating
Moody's	Baa2 (Stable)
Standard & Poor's	BBB (Stable)

(1)
Calculations are compiled in accordance with the note purchase agreement, credit agreement and bond indenture agreement, respectively, based upon definitions contained therein. The Company is not presenting these ratios and the related calculations for any purpose other than informational, and it is not intending for these measures to provide information to investors about the Company’s financial condition or results of operations.

Fourth Quarter 2017 Supplemental Reporting Package	Page 20

Investment in Unconsolidated Joint Ventures Summary (unaudited, dollar amounts in thousands)

Statement of Operations and Other Data

	For the Twelve Months Ended December 31, 2017
	JP Morgan	Stirling Capital Investments
Total rental revenues	$23,473	$16,700
Rental expenses and real estate taxes	(5,604)	(2,408)
Depreciation and amortization	(9,505)	(6,084)
General and administrative expense	(812)	(1,366)
Operating income	7,552	6,842
Interest expense	—	(3,724)
Interest and other expense	(84)	(1)
Net income	$7,468	$3,117
Other Data:
Number of properties	13	8
Square feet (in thousands)	4,605	2,975
Occupancy	97.4%	99.9%
DCT ownership(1)	20.0%	50.0%	(2)

Balance Sheet

	As of December 31, 2017
	JP Morgan	Stirling Capital Investments
Total investment in properties	$271,272	$147,742
Accumulated depreciation and amortization	(78,335)	(37,753)
Net investment in properties	192,937	109,989
Cash, cash equivalents and restricted cash	3,159	1,458
Other assets	4,508	2,430
Total assets	200,604	113,877

Other liabilities	5,572	1,048
Secured debt maturities – 2019	—	60,371	(3)
Secured debt maturities – 2021	—	6,984	(4)
Secured debt maturities – thereafter	—	42,577	(5)
Total secured debt	—	109,932
Total liabilities	5,572	110,980
Partners or members' capital	195,032	2,897
Total liabilities and partners or members' capital	$200,604	$113,877

(1)	See Definitions for additional information.

(2)
Although we contributed 100% of the initial cash equity capital required by the venture, after return of certain preferential distributions on capital invested, profits and losses are generally split 50/50.

(3)	$60.4 million of debt requires interest only payments through October 2019 and has a variable interest rate of LIBOR plus 2.2%.

(4)	$7.0 million of debt is payable to DCT, requires principal and interest payments through November 2021 and has a fixed interest rate of 8.5%.

(5)
$29.8 million of debt, excluding $0.5 million of deferred loan costs, requires principal and interest payments through May 2024 and has a fixed interest rate of 4.6%. $13.5 million of debt, excluding $0.2 million of deferred loan costs, requires principal and interest payments through July 2024 and has a variable interest rate of LIBOR plus 2.5%.

Fourth Quarter 2017 Supplemental Reporting Package	Page 21

Definitions

Adjusted EBITDA:
Adjusted EBITDA represents net income (loss) attributable to common stockholders before interest, taxes, depreciation, amortization, stock-based compensation expense, noncontrolling interests, impairment losses, and proportionate share of interest, depreciation and amortization from unconsolidated joint ventures, and excludes non-FFO gains and losses on disposed assets and business combinations. We use Adjusted EBITDA to measure our operating performance and to provide investors relevant and useful information because it allows fixed income investors to view income from our operations on an unleveraged basis before the effects of non-cash items, such as depreciation and amortization.

Annualized Base Rent:
Annualized Base Rent is calculated as monthly contractual base rent (cash basis) per the terms of the lease, as of period end, multiplied by 12.

Capital Expenditures:
Capital Expenditures include building and land improvements, development and redevelopment costs, Due Diligence Capital (defined below), casualty costs and tenant improvement.

Cash Basis Rent Growth:
Cash Basis Rent Growth reflects the percentage change in base rent of the lease executed during the period compared to base rent of the prior lease on the same space. The calculation compares the first base rent payment due after the lease commencement date compared to the base rent of the last monthly payment due prior to the termination of the lease (holdover payments are excluded). If the first payment under the new lease is less than 50% of the second year’s base rent (a “teaser rate”), then we use the second year’s base rent payment compared to the base rent of the last regular monthly base rent payment due prior to the termination of the lease (holdover payments on the preceding lease are excluded from the calculation). All base rents are compared on a net basis. Base rent under gross or similar type leases are converted to a net base rent based on an estimate of the applicable recoverable expenses.
Cash Net Operating Income (“Cash NOI”):
We calculate Cash NOI as NOI (as defined on next page) excluding non-cash amounts recorded for straight-line rents including related bad debt expense and the amortization of above and below market rents. See definition of NOI for additional information. DCT Industrial considers Cash NOI to be an appropriate supplemental performance measure because Cash NOI reflects the operating performance of DCT Industrial’s properties and excludes certain non-cash items that are not considered to be controllable in connection with the management of the property such as accounting adjustments for straight-line rent and the amortization of above or below market rent. Additionally, DCT Industrial presents Cash NOI, excluding revenue from lease terminations, as such revenue is not considered indicative of recurring operating performance.

Cash NOI, Excluding Revenue From Lease Terminations:
See definition within Cash Net Operating Income above.

Due Diligence Capital:
Deferred acquisition costs identified during due diligence needed to stabilize an asset and/or bring an asset up to our physical standards.

Effective Interest Rate:
Reflects the impact to interest rates of GAAP amortization of discounts/premiums and hedging transactions. These rates do not reflect the impact of facility or administrative fees, amortization of loan costs or hedge ineffectiveness.

Fixed Charge Coverage Ratio:
We calculate Fixed Charge Coverage Ratio as Adjusted EBITDA divided by total Fixed Charges. Fixed Charges include interest expense, interest capitalized, our proportionate share of our unconsolidated joint venture interest expense and adjustments for amortization of discounts, premiums, loan costs and other non-cash interest expense. We consider Fixed Charge Coverage Ratio to be an appropriate supplemental measure of our ability to satisfy fixed financing obligations.

Funds From Operations (“FFO”):
DCT Industrial believes that net income (loss) attributable to common stockholders, as defined by GAAP, is the most appropriate earnings measure. However, DCT Industrial considers FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), to be a useful supplemental, non-GAAP measure of DCT Industrial’s operating performance.
NAREIT developed FFO as a relative measure of performance of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP.
FFO is generally defined as net income attributable to common stockholders, calculated in accordance with GAAP with the following adjustments:
•
Add real estate-related depreciation and amortization;
•
Subtract gains from dispositions of real estate held for investment purposes;
•
Add impairment losses on depreciable real estate and impairments of in substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated joint ventures; and
•
Adjustments for the preceding items to derive DCT Industrial’s proportionate share of FFO of unconsolidated joint ventures.

FFO, As Adjusted:
We also present FFO, as adjusted, which excludes hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs, impairment losses on properties which are not depreciable and charges related to the Tax Cuts and Jobs Act of 2017 impact. We believe that FFO, as adjusted, excluding hedge ineffectiveness, certain severance costs, acquisition costs, debt modification costs, impairment losses on non-depreciable real estate and charges related to the Tax Cuts and Jobs Act of 2017 impact is useful supplemental information regarding our operating performance as it provides a more meaningful and consistent comparison of our operating performance and allows investors to more easily compare our operating results.
Readers should note that FFO or FFO, as adjusted, captures neither the changes in the value of DCT Industrial’s properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of DCT Industrial’s properties, all of which have real economic effect and could materially impact DCT Industrial’s results from operations. NAREIT’s definition of FFO is subject to interpretation, and modifications to the NAREIT definition of FFO are common. Accordingly, DCT Industrial’s FFO, as adjusted, may not be comparable to other REITs’ FFO or FFO, as adjusted, should be considered only as a supplement to net income (loss) as a measure of DCT Industrial’s performance.

Free Rent:
Free rent represents the estimated base rent forgone during the period while a tenant occupies a space but does not pay any base rent. Such amount is calculated for a given space as the monthly contractual base rent amount of the first month following the free rent period multiplied by the number of months of abated rent. For any period in which a space is occupied for less than a full month, if occupancy begins prior to the 16th of the month, a full month of free rent is included in the calculation, and if occupancy begins on or after the 16th of the month, no free rent would be included in the calculation for that month.

GAAP:
United States generally accepted accounting principles.

Land Held:
Land Held that is not intended to be improved or developed in the near future.

Net Effective Rent:
Average monthly base rental income over the term of the lease, calculated on a straight-line basis.

Fourth Quarter 2017 Supplemental Reporting Package	Page 22

Definitions (continued)

Net Operating Income (“NOI”):
NOI is defined as rental revenues, which includes expense reimbursements, less rental expenses and real estate taxes, and excludes institutional capital management fees, depreciation, amortization, casualty and involuntary conversion gain (loss), gain on disposition of real estate interests, impairment, general and administrative expenses, equity in earnings (loss) of unconsolidated joint ventures, interest expense, interest and other income and income tax benefit (expense) and other taxes, and net income attributable to noncontrolling interests. DCT Industrial considers NOI to be an appropriate supplemental performance measure because NOI reflects the operating performance of DCT Industrial’s properties and excludes certain items that are not considered to be controllable in connection with the management of the properties such as amortization, depreciation, impairment, interest expense, interest and other income, income tax benefit (expense) and other taxes and general and administrative expenses. We also present NOI excluding lease termination revenue as it is not considered to be indicative of recurring operating performance. However, NOI should not be viewed as an alternative measure of DCT Industrial’s overall financial performance since it excludes expenses which could materially impact our results of operations. Further, DCT Industrial’s NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating NOI. Therefore, DCT Industrial believes net income, as defined by GAAP, to be the most appropriate measure to evaluate DCT Industrial’s overall financial performance.

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2017	2016	2017	2016
Reconciliation of net income attributable to common stockholders to NOI: (amounts in thousands)
Net income attributable to common stockholders	$21,120	$19,691	$103,494	$93,060
Net income attributable to noncontrolling interests	1,095	1,038	4,982	4,976
Income tax expense and other taxes	2,120	81	2,267	591
Impairment loss on land	—	—	938	—
Interest and other (income) expense	(8)	30	5	(551)
Interest expense	16,472	16,205	66,054	64,035
Equity in earnings of unconsolidated joint ventures, net	(1,159)	(1,135)	(6,394)	(4,118)
General and administrative expense	6,843	8,290	28,994	29,280
Real estate related depreciation and amortization	42,766	41,090	168,245	161,334
Impairment loss	283	—	283	—
Gain on dispositions of real estate interests	(7,468)	(6,843)	(47,126)	(49,895)
Casualty gain	(4)	(475)	(274)	(2,753)
Institutional capital management and other fees	(359)	(377)	(1,442)	(1,416)
Total NOI	$81,701	$77,595	$320,026	$294,543

Quarterly Same-Store Portfolio NOI:
Total NOI	$81,701	$77,595
Less NOI – non-same-store properties	(5,878)	(3,672)
Less revenue from lease terminations	(202)	(9)
Add early termination straight-line rent adjustment	472	5
NOI, excluding revenue from lease terminations	76,093	73,919
Less straight-line rents, net of related bad debt expense	(568)	(3,490)
Less amortization of above/(below) market rents	(532)	(727)
Cash NOI, excluding revenue from lease terminations	$74,993	$69,702

Annual Same-Store Portfolio NOI:
Total NOI	$81,701	$77,595	$320,026	$294,543
Less NOI – non-same-store properties	(14,073)	(11,919)	(52,690)	(37,534)
Less revenue from lease terminations	(202)	(9)	(1,364)	(323)
Add early termination straight-line rent adjustment	472	5	1,191	155
NOI, excluding revenue from lease terminations	67,898	65,672	267,163	256,841
Less straight-line rents, net of related bad debt expense	(246)	(1,138)	(658)	(9,334)
Less amortization of above/(below) market rents	(424)	(619)	(2,053)	(2,569)
Cash NOI, excluding revenue from lease terminations	$67,228	$63,915	$264,452	$244,938

Operating Portfolio:
Includes all consolidated stabilized properties. Developments, Redevelopments and Value-Add Acquisitions are placed into the Operating Portfolio upon stabilization. Stabilized acquisitions are included in the Operating Portfolio upon acquisition. Once a property is included in the Operating Portfolio, it remains until it is subsequently disposed or placed into redevelopment. Prior year 2016 Operating Portfolio figures are recasted to conform to changes to this definition made as of Q1 2017.

Fourth Quarter 2017 Supplemental Reporting Package	Page 23

Definitions (continued)

Proforma Cash NOI:
DCT Industrial considers Proforma Cash NOI to be a useful measure to assist investors and analysts in estimating the fair value of certain assets of our Company.  The assessment of Proforma Cash NOI is subjective in that it involves estimates and assumptions and can be calculated using various methods. DCT Industrial’s Proforma Cash NOI may not be comparable to that of other real estate companies.

For the Three Months Ended December 31, 2017
Reconciliation of net income attributable to common stockholders to Proforma Cash NOI (amounts in thousands):
Net income attributable to common stockholders	$21,120
Net income attributable to noncontrolling interests	1,095
Income tax expense and other taxes	2,120
Interest and other income	(8)
Interest expense	16,472
Equity in earnings of unconsolidated joint ventures, net	(1,159)
General and administrative expense	6,843
Real estate related depreciation and amortization	42,766
Impairment loss	283
Gain on dispositions of real estate interests	(7,468)
Casualty gain	(4)
Institutional capital management and other fees	(359)
Total NOI	81,701
Less:
Revenue from lease terminations	(322)
Straight-line rents, net of related bad debt expense	(1,013)
Net amortization of above/(below) market rents	(678)
Cash NOI, excluding revenue from lease terminations	79,688
Proportionate share of Cash NOI from unconsolidated joint ventures(1)	2,811
Proportionate share of Cash NOI relating to noncontrolling interests	(651)
Cash NOI attributable to common stockholders	81,848

NOI adjustments to normalize Cash NOI:
Free rent	1,433
Partial quarter adjustment for properties acquired	—
Partial quarter adjustment for properties disposed	(401)
Partial quarter adjustment for development properties stabilized	1,269
Partial quarter adjustment for redevelopment properties stabilized	—
Partial quarter adjustment for value-add acquisitions stabilized	—
Development properties not yet placed into operating portfolio	(224)
Redevelopment properties not yet placed into operating portfolio	—
Value-add acquisitions not yet placed into operating portfolio	(90)
NOI adjustments, net	1,987
Proforma Cash NOI	$83,835

(1)	Amount is determined as our share of Cash NOI from unconsolidated joint ventures. See Unconsolidated Joint Ventures definition for additional information.

Projected Investment:
An estimate of total expected costs to stabilize properties in accordance with GAAP.

Projected Stabilized Yield:
Calculated as projected stabilized NOI on a straight-line basis divided by total projected investment for Developments, Redevelopments and Value-Add Acquisitions.

Purchase Price:
Contractual price agreed upon by the owner and buyer for the transfer of property.

Redevelopment:
Represents properties out of service while significant physical renovation of the property is underway or while the property is in lease-up subsequent to such renovation. May include previously stabilized properties taken out of service to change the properties' use and/or enhance its functionality.

Retention:
Calculated as (retained square feet + relocated square feet) / ((retained square feet + relocated square feet + expired square feet) - (vacancies anticipated at acquisition square feet + bankruptcy and early termination square feet)).

Sales Price:
Contractual price of real estate sold.

Fourth Quarter 2017 Supplemental Reporting Package	Page 24

Definitions (continued)

Same-Store:
Annual Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before January 1, 2016 and all consolidated developments, Redevelopments and Value-Add Acquisitions stabilized prior to January 1, 2016. Once a property is included in the Annual Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.
Quarterly Same-Store Portfolio:
Includes all consolidated stabilized acquisitions acquired before October 1, 2016 and all developments, Redevelopments and Value-Add Acquisitions stabilized prior to October 1, 2016. Once a property is included in the Quarterly Same-Store Portfolio, it remains until it is subsequently disposed or placed into redevelopment.

Same-Store NOI Growth:
Same-Store NOI Growth is calculated by dividing the change in NOI applicable to same-store properties only, period over period, by the preceding period's same-store properties' NOI. We consider NOI from our Annual and Quarterly Same-Store Portfolios to be useful measures in evaluating our financial performance and to improve comparability between periods by including only properties owned for those comparable periods.

Scheduled Principal Amortization:
The aggregate amount of scheduled principal payments required to be made during the period, excluding optional prepayments, balloon payments and scheduled principal payments which are not amortized through periodic installments of principal and interest over the term of the debt.

Square Footage Period Changes (in thousands):

Total operating portfolio square feet as of September 30, 2017	64,144
Dispositions	(368)
Developments, redevelopments and value-add acquisitions stabilized and placed into operating portfolio	1,337
Miscellaneous	1
Total operating portfolio square feet including assets held for sale as of December 31, 2017	65,114

Total projects under development square feet as of September 30, 2017	5,790
Construction starts	1,470
Developments stabilized and placed into operating portfolio	(1,337)
Total projects under development square feet as of December 31, 2017	5,923

Total projects under redevelopment square feet as of September 30, 2017 and December 31, 2017	121

Total value-add acquisitions square feet as of September 30, 2017	190
Acquisitions	787
Total value-add acquisitions square feet as of December 31, 2017	977
Stabilized:
Developments and Redevelopments are deemed to be stabilized upon the earlier of achieving 90% occupancy or 12 months after shell-construction completion. Value-Add Acquisitions (defined below) are deemed to be stabilized:

•	If the property acquired is less than 75% occupied upon acquisition, the property will stabilize upon the earlier of achieving 90% occupancy or 12 months from the acquisition date; or

•
If the property is acquired with known move-outs, the property will stabilize upon the earlier of achieving 90% occupancy after the known move-outs have occurred or 12 months after the known move-outs have occurred.

All other acquisitions are deemed stabilized upon acquisition.

Stock-based Compensation Amortization Expense:
Represents the non-cash amortization of the cost of employee services received in exchange for an award of an equity instrument based on the award's fair value on the grant date and amortized over the vesting period, presented net of amounts capitalized.

Straight-Line Basis Rent Growth:
Straight-Line Basis Rent Growth reflects the percentage change in Net Effective Rent of the lease executed during the period compared to the Net Effective Rent of the prior lease on the same space (holdover payments are excluded). All net effective rents are compared on a net basis. Net Effective Rent under gross or similar type leases are converted to Net Effective Rent based on an estimate of the applicable recoverable expenses.

Turnover Costs:
Turnover Costs are comprised of the costs incurred or capitalized for improvements of vacant and renewal spaces, as well as the commissions paid and costs capitalized for leasing transactions. Turnover Costs and Turnover Costs Per Square Foot presented as a part of leasing statistics represent the total Turnover Costs estimated upon execution to be incurred associated with the leases signed during the period and may not ultimately reflect the actual expenditures.

Fourth Quarter 2017 Supplemental Reporting Package	Page 25

Definitions (continued)

Unconsolidated Joint Ventures:
We present certain measures in this report on a proportionate share basis which represents DCT Industrial’s share of the measure from our unconsolidated joint ventures. We believe that these measures provide useful information to investors regarding our financial condition and/or results of operations because they include DCT Industrial’s share of the applicable amount from unconsolidated joint ventures. DCT Industrial has non-controlling interests in a number of unconsolidated joint ventures and we believe that presenting various measures in this manner help investors better understand DCT Industrial’s financial condition and/or results of operations after taking into account our economic interest in these joint ventures. Our economic interest (as distinct from our legal ownership interest) may fluctuate from time to time and may not wholly align with our legal ownership interests because of provisions in certain joint venture agreements regarding distributions of cash flow, allocations of profits and losses, payments of preferred returns and control over major decisions. Additionally, DCT Industrial does not control our unconsolidated joint ventures and the presentation of certain items, such as assets, liabilities, revenues and expenses, from these unconsolidated joint ventures does not represent our legal claim or obligation for such items.

Value-Add Acquisitions:
Consolidated properties that were acquired and upon acquisition met either of the following criteria:

•	Occupancy of less than 75% upon acquisition; or

•	Occupancy of less than 75% expected to occur due to known move-outs within 24 months of the acquisition date.
Consolidated properties that were acquired vacant or with known move-outs within 24 months of the acquisition date with the intention to have the property out of service for significant physical renovations are classified as Redevelopment properties.

Fourth Quarter 2017 Supplemental Reporting Package	Page 26